EXHIBIT 99.47


			     ADT INVESTMENTS, INC.


								April 24, 1997


Western Resources, Inc.
818 Kansas Avenue
Topeka, KS  66612

Attention:   J.K. Rosenberg
	     Executive Vice President
		and General Counsel

       Re:   Demand for Stockholder List

Dear Sir:

     The undersigned, ADT Investments, Inc., a record holder of shares of common stock, par value $5.00 per share (the "Common Stock"), of Western Resources, Inc., a Kansas corporation (the "Company"), hereby demands, pursuant to Section 17-6510 of the Kansas General Corporation Code ("KGCC"), that (1) original or attested copies of the following corporate records be made immediately available for inspection and copying by the undersigned or its attorneys or agents at the Company's principal place of business during usual business hours and in no case later than 5:00 p.m. on May 1, 1997, and from day to day thereafter during usual business hours until the inspection may be completed, or (2) the Company deliver copies of such records to Gary Gilson at the offices of Blackwell Sanders Matheny Weary & Lombardi L.C. located at 2300 Main Street, Kansas City, Missouri 64108, to be updated from time to time thereafter as set forth below. This demand is in addition to, and distinct from, the demand previously made by ADT Investments, Inc. for the stockholder list relating to the special meeting of the Company's stockholders that was to be held on April 24, 1997 and is presently scheduled to be held on June 17, 1997.

     Pursuant to Section 17-6510 of the KGCC, the undersigned is entitled to and demands as part of the foregoing inspection:

      1. A complete record or list of stockholders of the Company certified by its transfer agent showing the name and address of each stockholder and the number of shares of stock registered in the name of each stockholder as of the record date for determining stockholders entitled to vote (the "Record Date") at the annual meeting of the Company's stockholders now scheduled for May 29, 1997 (the "Annual Meeting") or as of a recent date if a Record Date list is unavailable.


       2. A magnetic computer tape list of the stockholders of the Company as of the date of the list described in paragraph 1 above, showing the name and address of and the number of shares held by each stockholder and such computer processing data as is necessary to make use of such magnetic computer tape, including, without limitation, a record layout and a computer printout of such magnetic computer tape list for verification purposes.


       3. All information in or which comes into the possession or control of the Company or its transfer agent, proxy solicitor or other agents, or which can be reasonably obtained from nominees of any central certificate depository system, broker, dealer, bank, clearing agency or voting trustee or any other nominees concerning the number and identity of the actual beneficial owners of the Company's Common Stock, including a breakdown of any holders in the name of Cede & Co. and any other similar securities depository or nominee.


       4. All information in or which comes into the possession or control of the Company or its transfer agent, proxy solicitor or other agents concerning the name, address and number of shares of Common Stock attributable to any beneficial owner or employee of the Company entitled to direct the voting of any Company Common Stock pursuant to any dividend reinvestment, employee stock ownership, incentive, profit sharing, savings, retirement, stock option, stock purchase, restricted stock or other comparable plan and a copy of the material request form from ADP-Proxy Services. All information in or which comes into the possession or control of the Company or its transfer agent, proxy solicitor or other agents concerning the mechanism by which the beneficial owners or employees of the Company direct the voting of the shares of Common Stock of the Company pursuant to the plans referred to in this paragraph 4.


       5. All information in or which comes into the possession or control of the Company or its transfer agent, proxy solicitor or other agents, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees or other nominees relating to the names of non-objecting beneficial owners of the Company's Common Stock in the format of a magnetic computer tape list and printout in descending order balance (such information being readily available to the Company under Rule 14b-1(b) of the Securities Exchange Act of 1934 from ADP-Proxy Services), including (but not limited to) all lists of such beneficial owners of Common Stock available to the Company pursuant to Rule 14b-1(b).

      The undersigned demands that modifications, additions or deletions to any and all information referred to in paragraphs 1 through 5 above as of the date of the stockholder list referred to above up to and through the date of the upcoming special meeting of the Company's stockholders be immediately furnished to the undersigned as soon as modifications, additions or deletions become available to the Company or its agents or representatives.

      The undersigned will bear the reasonable costs of the Company in connection with the production of the requested information.

      The purpose of this demand is to permit the undersigned to communicate with other stockholders of the Company on matters relating to their interests as stockholders, including communicating with such stockholders regarding a solicitation of proxies in connection with the Annual Meeting and furnishing to such stockholders copies of the undersigned's solicitation materials.

      This demand should receive your immediate attention so that all of your stockholders will have the benefit of information concerning the solicitation made by the undersigned as promptly as possible.

      The undersigned hereby designates and authorizes Blackwell
Sanders Matheny Weary & Lombardi L.C. and D.F. King & Co. Inc., their partners, employees, and any person designated by them to receive, as its agents, the information herein requested. A power of attorney is enclosed herewith.

      Please advise Gary D. Gilson promptly at (816) 274-6998, and in any event on or prior to the expiration of five business days after the date of this demand, when and where the items demanded above will be made available to the undersigned and its designated agents. If the Company has not contacted Mr. Gilson by such date, we will assume that it does not intend to comply with our demand for the information outlined above and we intend to pursue an appropriate recourse to obtain such information.

      Please sign and date a copy of this letter to indicate your receipt hereof and return it to the undersigned.

			      Very truly yours,

			      ADT INVESTMENTS, INC.



			      By: /s/ J. William Grant
				  --------------------
				    J. William Grant
				    President



WESTERN RESOURCES, INC.



By: -----------------------
      Name:
      Title:

			       POWER OF ATTORNEY

      ADT Investments, Inc., a Delaware corporation ("ADT") does hereby generally constitute and appoint Gary D. Gilson of the firm Blackwell Sanders Matheny Weary & Lombardi L.C. and John Bibas or Robert M. Fraina of the firm of D.F. King & Co. Inc., or the authorized agents of any of the foregoing, to act separately as true and lawful attorneys-in-fact and agents, with full capacities, to (i) conduct the inspection and copying as requested by the attached letter from the undersigned to Western Resources, Inc., a Kansas corporation (the "Company") dated as of the date hereof, and (ii) conduct any further inspection of the books and records of the Company's provided in
Section 17-6510 of the Kansas General Corporation Code, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

			      ADT INVESTMENTS, INC.

			      By: /s/ J. William Grant
				  ----------------------
				  J. William Grant
				  President


Date: April 14th, 1997







STATE OF FLORIDA         )
			 )  ss:
COUNTY OF PALM BEACH     )



      J. William Grant, having been first duly sworn, deposes and says that he is a President of ADT Investments, Inc., a Delaware corporation, and that he is authorized to execute the foregoing power of attorney.


			      /s/ J. William Grant
			      --------------------
				  J. William Grant


SWORN TO AND SUBSCRIBED before me
this 14th day of April, 1997

   /s/ Barbara A. Feinblatt
   ------------------------
	       Notary Public
	       [Notary Seal]